As filed with the Securities and Exchange Commission on July 1, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Columbia Pipeline Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1982552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5151 San Felipe Street, Suite 2500 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Columbia Pipeline Group, Inc. 2015 Omnibus Incentive Plan

Columbia Pipeline Group, Inc. Employee Stock Purchase Plan

Columbia Pipeline Group 401(k) Savings Plan

(Full title of the plan)

Robert E. Smith, Esq.

Senior Vice President and General Counsel

Columbia Pipeline Group, Inc.

5151 San Felipe Street, Suite 2500

Houston, Texas 77056

(Name and address of agent for service)

(713) 386-3701

(Telephone number, including area code, of agent for service)

Copies of Correspondence to:

Richard J. Helmreich, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, par value $0.01 per share	8,000,000(3)	$28.91	$231,280,000	$26,875
Common stock, par value $0.01 per share	1,100,000(4)	$28.91	$31,801,000	$3,695
Common stock, par value $0.01 per share	10,000,000(5)	$28.91	$289,100,000	$33,593
Interests in the Columbia Pipeline Group, Inc. 401(k) Savings Plan(6)	—	—	—	— (7)

(1)	This registration statement shall be deemed to cover an indeterminate number of additional shares of common stock, par value $0.01 per share, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions, pursuant to Rule 416(a) and (b) of the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is based on the average of the highest and lowest sale prices of our common stock as reported on a when-issued basis on the New York Stock Exchange on June 30, 2015, which is a date within five business days prior to the date of filing of this registration statement.
(3)	Relates to the common stock to be issued pursuant to the Columbia Pipeline Group, Inc. 2015 Omnibus Incentive Plan.
(4)	Relates to the common stock to be issued pursuant to the Columbia Pipeline Group, Inc. Employee Stock Purchase Plan.
(5)	Relates to the common stock to be issued pursuant to the Columbia Pipeline Group 401(k) Savings Plan.
(6)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the Columbia Pipeline Group, Inc. 401(k) Savings Plan.
(7)	Pursuant to Rule 457(h), no registration fee is required to be paid.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the following offering of shares of common stock, par value $0.01 per share (the “Common Stock”), of Columbia Pipeline Group, Inc., a Delaware corporation (the “Company” or the “registrant”): 8,000,000 shares of Common Stock under the Columbia Pipeline Group, Inc. 2015 Omnibus Incentive Plan; 1,100,000 shares of Common Stock under the Columbia Pipeline Group, Inc. Employee Stock Purchase Plan; and 10,000,000 shares of Common Stock under the Columbia Pipeline Group 401(k) Savings Plan (such plans, collectively, the “Plans”).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information concerning the Plans specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed as part of this registration statement in accordance with the Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

1. The Company’s Registration Statement on Form 10 (Commission File No. 001-36838), filed on February 6, 2015, as amended and declared effective on June 2, 2015.

2. The Company’s Current Report on Form 8-K filed on June 5, 2015 (Commission File No. 001-36838).

3. The description of the Company’s Common Stock, which is contained in the Company’s Information Statement, filed as Exhibit 99.1 of the Company’s Registration Statement on Form 10 filed on February 6, 2015 (Commission File No. 001-36838), as amended, or contained in any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent information is deemed furnished and not filed pursuant to securities laws and regulations) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 8.1 of the Restated Certificate of Incorporation (the “Restated Certificate”) of the Company, provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (“DGCL”).

Section 8.2(a) of the Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative is or was (whether or not such person continues to serve in such capacity at the time any indemnification is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Company or is or was at any such time a director or officer of the Company serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, will be (and will be deemed to have a contractual right to be) indemnified and held harmless by the Company (and any successor of the Company by merger or otherwise) to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such Covered Person in connection therewith, and such indemnification will continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and will inure to the benefit of such Covered Person’s heirs, executors and personal and legal representatives.

A director’s right to indemnification conferred by Section 8.2(a) of the Restated Charter includes the right to be paid by the Company the expenses incurred in defending or otherwise participating in any Proceeding in advance of its final disposition, provided that such director presents to the Company a written undertaking to repay such amount if it is ultimately determined that such director is not entitled to be indemnified by the Company. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Company is not obligated to indemnify any director or officer, or advance expenses of any director, (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors.

The Restated Certificate and the DGCL permit the Company and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. The Company currently maintains such liability insurance.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

For a full list of exhibits, see the Exhibit Index in this registration statement, which is incorporated into this Item 8 by reference.

The registrant hereby undertakes that it will submit the Columbia Pipeline Group 401(k) Savings Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Columbia Pipeline Group 401(k) Savings Plan.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 1, 2015.

COLUMBIA PIPELINE GROUP, INC.

By:	/s/ Stephen P. Smith
Name:	Stephen P. Smith
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Stephen P. Smith, Robert C. Skaggs, Jr., and Robert E. Smith or any one of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert C. Skaggs, Jr.	Chief Executive Officer	July 1, 2015
Robert C. Skaggs, Jr.	and Chairman of the Board
(Principal Executive Officer)

/s/ Stephen P. Smith	Executive Vice President and	July 1, 2015
Stephen P. Smith	Chief Financial Officer
(Principal Financial Officer)

/s/ Jon D. Veurink	Senior Vice President and	July 1, 2015
Jon D. Veurink	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Sigmund L. Cornelius	Director	July 1, 2015
Sigmund L. Cornelius

/s/ Marty R. Kittrell	Director	July 1, 2015
Marty R. Kittrell

/s/ W. Lee Nutter	Director	July 1, 2015
W. Lee Nutter

/s/ Deborah S. Parker	Director	July 1, 2015
Deborah S. Parker

/s/ Lester P. Silverman	Director	July 1, 2015
Lester P. Silverman

/s/ Teresa A. Taylor	Director	July 1, 2015
Teresa A. Taylor

The Columbia Pipeline Group 401(k) Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Columbia Pipeline Group 401(k) Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio on July 1, 2015.

Columbia Pipeline Group 401(k) Savings Plan

By:	/s/ Stephen P. Smith
Name:	Stephen P. Smith
Title:	Member, Columbia Pipeline Group Benefits Committee, Plan Administrator

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Restated Certificate of Incorporation of Columbia Pipeline Group, Inc. (incorporated by reference to Exhibit 3.1 of Amendment No. 4 to the Company’s Registration Statement on Form 10 filed on May 22, 2015 (Commission File No. 001-36838)).

4.2	Amended and Restated Bylaws of Columbia Pipeline Group, Inc. (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Company’s Registration Statement on Form 10 filed on March 13, 2015 (Commission File No. 001-36838)).

4.3	Columbia Pipeline Group, Inc. 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.8 of Amendment No. 4 to the Company’s Registration Statement on Form 10 filed on May 22, 2015(Commission File No. 001-36838)).

5.1*	Opinion of Porter Wright Morris & Arthur LLP.

23.1*	Consent of Porter Wright Morris & Arthur LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (contained on signature page).

*	Filed herewith.